UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2005

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive, San Diego, California 92121

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2005, we entered into a release of claims agreement with Thomas L. Tullie, our former Chief Operating Officer. Mr. Tullie’s employment terminated on June 17, 2005. The agreement provides that we will (i) pay Mr. Tullie within 15 days the $300,000 Stay Put Bonus described in the employment agreement dated March 9, 2005 between Mr. Tullie and us, (ii) provide him credit for an additional 12 months of service for purposes of vesting with respect to his stock options and (iii) continue his current medical benefits for three months, after which he may participate in our Retiree Medical and Dental Plan. The agreement also contains Mr. Tullie’s release of claims, including employment-related claims. Mr. Tullie has seven days from his execution of the agreement to revoke the agreement.

The foregoing summary of the agreement is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

With the execution of the release of claims agreement described in Item 1.01, the employment agreement dated March 9, 2005 between Mr. Tullie and us terminated. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Release of claims agreement by and between Thomas L. Tullie and Applied Micro Circuits Corporation.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: June 24, 2005	By:	/s/ JEFFREY A. BLAZEVICH
Jeffrey A. Blazevich
Vice President, Controller and Chief Financial Officer

3.

Exhibit Index

99.1	Release of claims agreement by and between Thomas L. Tullie and Applied Micro Circuits Corporation.